March 5, 2001

DEAR STOCKHOLDER,

It is my pleasure to invite you to the 2001 Annual Meeting of Stockholders of Autoliv, Inc. which will be held on Tuesday, April 24, 2001, at Bank One, 1 Bank One Plaza, 57th floor, Chicago, Illinois 60602, USA, commencing at 9:00 a.m. local time.

Information regarding the matters to be voted upon at the meeting is contained in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting. Please mark, sign, date and return your proxy promptly in the enclosed envelope.

A public news release covering voting results will be available after the meeting.

The Autoliv, Inc. Annual Report for the fiscal year ended December 31, 2000 is being distributed to stockholders with this proxy statement.

Sincerely,

Gunnar Bark
Chairman of the Board
Autoliv, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Autoliv, Inc. (the "Company") will be held on, Tuesday, April 24, 2001, at 9:00 a.m., local time, at Bank One, 1 Bank One Plaza, 57th floor, Chicago, Illinois 60602, USA, to consider and vote upon:

1. Reelection of three directors for a term of office expiring on the Annual Meeting of
Stockholders in 2004 (see page 2).

2. Ratification of the appointment of Ernst & Young AB as the Company's independent auditing firm for the fiscal year ending December 31, 2001 (see page 10).

3. Any other business that may properly come before the meeting and/or any adjournment thereof.

The close of business of February 26, 2001 has been fixed as the record date for the annual meeting. All stockholders of record at the close of business on that date are entitled to be present and vote at the meeting and/or any adjournment thereof.

Attendance at the annual meeting will be limited to stockholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, a maximum of one authorized representative of an absent stockholder, and invited guests of management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the Chairman of the annual meeting.

By order of the Board of Directors

March 5, 2001

Jörgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary

AUTOLIV, INC.
BOX 70381, SE-107 24 STOCKHOLM, SWEDEN

PROXY STATEMENT

March 5, 2001

SOLICITATION OF PROXIES
The principal executive offices of the Company are located at World Trade Center, Klarabergsviadukten 70, SE-107 24 Stockholm, Sweden. The Company's telephone number is +46 (8) 587 20 600. The date of this Proxy Statement is March 5, 2001, the approximate date on which this Proxy Statement, the accompanying Proxy and the Annual Report for the fiscal year ended December 31, 2000, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting. This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Stockholders, to be held on Tuesday, April 24, 2001, at 9:00 a.m., local time, at Bank One, 1 Bank One Plaza, 57th Floor, Chicago, Illinois 60602, and at any adjournment thereof (the "2001 Annual Meeting" or the "meeting").

The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. Shares will be voted in accordance with stockholders' instructions in the accompanying proxy. If no instructions are given, the shares will be voted in accordance with the Board's recommendations, which are noted herein. Any proxy given may be revoked at any time before it is voted at the meeting.

Directors will be elected by a plurality of the votes of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes represented at the meeting and entitled to vote thereat. Consequently, abstentions and broker non-votes (i.e., votes withheld by brokers in the absence of instructions from beneficial holders) will not be counted for purposes of determining whether a proposal has been approved, but they will be counted for purposes of establishing a quorum at the meeting.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or facsimile.

In addition, the Company has retained Georgeson Shareholder Communication, Inc. to assist in the solicitation for a fee of $12,500 plus expenses, and WM-data AB for a fee of $50 per hour plus expenses.

1. ELECTION OF DIRECTORS
The Company's by-laws provide that the size of the Board shall be fixed from time to time exclusively by the Board. To the extent practicable, one-half of the directors are to be citizens of the United States and one-half of the directors are to be nationals of Sweden or other member states of the European Union. The Board presently consists of eight members, divided into three classes serving staggered three-year terms. Directors in each class are elected on a rotating basis at the annual stockholders meeting at which the term for such class expires.

Listed below as nominees for reelection at the 2001 Annual Meeting for three-year terms are, Per-Olof Aronson, Walter Kunerth and Lars Westerberg whose present terms will expire at that time. Messrs. Aronson, Kunerth and Westerberg are presently serving as directors, and the Company has not been advised by either of them that they will not serve if elected.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS.

BOARD MEETING ATTENDANCE AND COMPENSATION OF DIRECTORS
The Board met six times during the year ended December 31, 2000. All but one of the incumbent directors were present at all meetings of the Board and Board committees of which they were members.

Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $35,000 per year, plus a fee of $1,200 for each Board meeting attended.

In addition, non-employee directors who are chairmen of the Audit and Compensation Committees each receive additional annual retainers of $3,000; and all committee chairmen and members receive $800 for attendance at each meeting of their particular committees.

Non-employee directors who are elected or continuing as such at annual stockholders meetings also receive annual grants of shares of Company common stock with a market value of $15,000 at the time of grant.

NOMINEES FOR DIRECTORS AT THE APRIL 2001 ANNUAL MEETING
Per-Olof Aronson, age 70, has been a director of Autoliv, Inc. since May 1997. He was a director of Autoliv AB from Autoliv's initial public offering in 1994. Mr. Aronson has worked in the aluminum company Granges AB since 1956, where he has held various senior executive positions, including three years as Technical Director and 11 years as President and Chief Executive Officer. Mr. Aronson was from 1995 to 2000 Vice Chairman of SAPA AB (formerly known as Granges). Mr. Aronson holds a graduate degree in Chemical Engineering from the Royal Institute of Technology (KTH) in Stockholm.

Lars Westerberg, age 52, has been a director of Autoliv, Inc. since February 10, 1999, and President and Chief Executive Officer of Autoliv, Inc. since February 1, 1999. From 1994 until he assumed his positions with Autoliv, he was President and Chief Executive Officer of Granges AB, a Swedish-based aluminum and plastics company listed on the Stockholm Stock Exchange. From 1991 and until 1994 he held the same positions at the publicly-traded welding company Esab AB. He started his employment at Esab in 1984 and held several executive positions, including President of Esab´s North American subsidiary. He is a director of SAPA AB and Angpanneforeningen AB, an engineering consultancy company. Mr. Westerberg holds a Master in Electrical Engineering from the Royal Institute of Technology (KTH) in Stockholm and a Master of Business Administration ("M.B.A") from the University of Stockholm.

Walter Kunerth, age 60, has been a director of Autoliv, Inc. since August 25, 1998. Professor Kunerth is a Senior Advisor to the investment banking group Lazard Freres. He is also a member of the Supervisory Board of Gildemeister AG and Chairman of the Supervisory Boards of Basler AG, Paragon AG, Götz AG and Suspa GmbH. For more than 20 years, professor Kunerth held various top executive positions at Siemens AG in Germany, including member of Siemens' Corporate Executive Board (1993-97), President of Siemens' Automotive Systems Group (1988-93) and head of Siemens' Automotive Electronics Division. He holds a doctorate degree in Engineering from the University of Stuttgart and has been named Honorary Professor by the university.

INCUMBENT DIRECTORS - TERMS EXPIRING AT THE 2002 ANNUAL MEETING
Wilhelm Kull, age 64, has been a director of Autoliv Inc. since May 1997 and until March 31, 1999, was the Chief Financial Officer of Autoliv, Inc. He has been Vice President and Chief Financial Officer of Autoliv AB since 1975, when the company was named Granges Weda and was a subsidiary of Granges AB, a publicly listed company. Mr. Kull served as the Deputy Chief Financial Officer of Granges AB from 1969 to 1974. Prior to such time, Mr. Kull worked for five years at a certified public accounting firm in Sweden. He holds a Bachelor of Science degree in business and an M.B.A. from the University of Colorado in the United States.

S. Jay Stewart, age 62, has been a director of Autoliv, Inc. since May 1997. Mr. Stewart was elected by the Board to serve as the Chairman of the Board, effective April 24, 2001. He was Chairman and Chief Executive Officer of Morton International, Inc. from April 1994 through October 1999, and has been a director of Morton since 1989. Mr. Stewart was President and Chief Operating Officer of Morton International, Inc. from 1989 through March 1994. In addition, he is a director of Household International, Inc. and of Box USA Corp. Mr. Stewart holds a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati and an M.B.A. from West Virginia University.

Roger W. Stone, age 65, has been a director of Autoliv, Inc. since May 1997 and is Chairman and CEO of Box USA Corp. He served until 1998 as Chairman of the Board (since 1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a multinational producer and marketer of pulp, paper and packaging products. Mr. Stone was President and Chief Executive Officer of Smurfit Stone Container Corporation from 1998 to 1999. He was a director of Morton International Inc. from 1989 through 1999 and is a director of McDonald's Corporation and Option Care, Inc. He is a graduate of the University of Pennsylvania's Wharton School of Finance.

INCUMBENT DIRECTORS - TERMS EXPIRING AT THE 2003 ANNUAL MEETING
Gunnar Bark, age 61, Chairman and until January 31, 1999, CEO of the Company, was elected a director of Autoliv AB and appointed Chairman of the Autoliv AB Board in March 1997. Mr. Bark will retire from the Board effective April 24, 2001, at wich point he will be succeded by Mr. Stewart. Mr. Bark had previously served as President and Chief Executive Officer of Autoliv AB and as a member of the Autoliv AB Board from 1982 until he retired from his position as President of Autoliv AB and member of the Autoliv AB Board in April 1996 and as Chief Executive Officer of Autoliv AB in August 1996. Mr. Bark serves as Chairman of Allgon AB, a public company in the telecom sector, Calix AB and STT EM-TECH AB, two privately held automotive suppliers. Mr. Bark has a Master of Science in Engineering Physics from the Royal Institute of Technology (KTH) in Stockholm. The Chalmers Institute of Technology in Gothenburg has awarded him the title of Honorary Doctor of Engineering.

Per Welin, age 64, has been a director of Autoliv, Inc. since May 1997 and of Autoliv AB since 1995. Mr. Welin served as Executive Vice President and director of the investment company L-E Lundberg-foretagen AB from 1991 until 1998 and as Chairman of the Board of L-E Lundberg-foretagen AB since 1998. He also holds the position of director of Allgon AB, Holmen AB and NCC AB. Mr. Welin has a Master of Science in Engineering Physics from the Chalmers Institute of Technology in Gothenburg, from which he also holds a licentiate of engineering degree in applied thermo- and fluid dynamics. He also holds an M.B.A. from the Gothenburg School of Economics.

COMMITTEES OF THE BOARD
There are three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements and reviews the fees charged for such audits and for any special assignments given to such auditors. The committee also reviews the annual audit and its scope, including the independent auditor's letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent auditors' examinations. Members of this committee are Messrs. Welin (Chairman), Aronson, Kunerth and Stewart. The committee met five times in 2000.

The Compensation Committee advises the Board of the Company with respect to the compensation to be paid to the directors of the Company and approves and advises the Board with respect to the terms of contracts to be entered into with the senior executives of the Company. The Committee also administers the Company's stock incentive plan. Members of this committee are Messrs. Stewart (Chairman), Aronson, Stone and Welin. The committee met once in 2000.

The Nominating Committee nominates new members of the Board of the Company and also of the subsidiaries of the Company. This committee which consists of all the members of the Board of the Company does not have any procedures established for the consideration of nominees recommended by stockholders. The committee met once in 2000.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by Company policy and the New York Stock Exchange listing standards. Each of the members possesses financial literacy and at least one member of the Audit Committee has accounting or financial expertise.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with the Company's management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the Audit Committee discussed with the independent accountants their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 1, 2000, for filing with the SEC.

Per Welin, Chairman
Per-Olof Aronson
Walter Kunerth
S. Jay Stewart

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
On February 26, 2001, the record date for the 2001 Annual Meeting, there were 97,797,266 shares of common stock outstanding, each entitled to one vote. Only stockholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding.

As of the date of this proxy statement, one stockholder (Robur Kapitalforvaltning AB) was known to the Company to beneficially own more than 5% of the Company's common stock. As of December 31, 2000, Robur was known to hold 9,758,000 shares of common stock representing almost 10 percent of all outstanding shares of common stock.

The following table shows the Company's common stock beneficially owned as of February 26, 2001, by each present director and each executive officer named in the Summary Compensation Table on page 7; and by all present directors and executive officers of the Company as a group. Each named person has sole voting and investment power with respect to the shares shown.

Shares beneficially owned 1)
Per-Olof Aronson 5,391
Gunnar Bark 2) 71,450
Hans Biorck 2) 14,570
Wilhelm Kull 0
Walter Kunerth 850
Benoit Marsaud 0
S. Jay Stewart 69,878
Roger W. Stone 2,925
Per Welin 1,391
Lars Westerberg 19,000
Hans-Göran Persson 0

All directors, nominees and 185,455
executive officers as a group

1) All amounts shown represent less than 1% of the outstanding shares of the Company.
2) The number includes for Mr. Bark 46,450 and for Mr. Biorck 14,570 options to acquire shares which are exercisable within 60 days. The options are not in-the-money.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the board of directors of another company, an executive officer of which is a member of the Board.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board (the "Committee") advises the Board regarding senior officers' compensation and administers the Company's cash and stock incentive compensation strategy. The purpose of this plan and the objectives of the Committee are to:
o provide competitive compensation programs so as to be able to attract, retain and motivate top management talent,
o pay for performance, motivating both long- and short-term performance on behalf of Company stockholders,
o place greater emphasis on at-risk incentive compensation than on fixed salaries, particularly for senior executives,
o base the incentive compensation of business unit or subsidiary executives on the performance of their operations, while including a component which recognizes overall Company performance, and
o join shareholder and management interests.

To further these objectives, the compensation of senior executive officers includes three components: (1) base salaries, (2) annual bonus programs, and (3) a stock incentive program.
The Committee has consulted with an independent compensation consulting firm for advice in regard to the total compensation of the Company's senior executive officers.

BASE SALARIES
The Committee recommends salaries for senior executive officers based on data on competitive salaries received from independent compensation consultants, position and individual performance.

ANNUAL BONUS PROGRAMS
The Committee determined annual bonus payments for 2000 based on performance during 2000. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 60 % of their base salaries as of the beginning of the performance periods depending on salary grade and attainment of Company and applicable business unit and subsidiary profit targets as approved by the Committee. Based on these factors and the terms of such annual bonus programs, the Committee approved bonus payments to senior executive officers varying from 0% to 44% of their base salaries.

STOCK INCENTIVE PLAN
For 2000, the Committee authorized stock option grants to selected officers of the Company and its subsidiaries. All options granted for 2000 are for 10 year terms with an exercise price equal to the market price on the date of grant, and become exercisable after one year of continued employment following the grant date. Executive officers received option grants for 2000 ranging from 1,210 shares to 30,000 shares (see "Option Grants in Last Fiscal Year").

In December, 2000, the Committee concluded that the stock options under the Stock Incentive Plan had become unattractive, and therefore the programme did not accomplish its intended purpose of attracting and retaining executive personnel, motivating executive personnel and providing incentive compensation that is competitive with those of other major corporations. The Committee further concluded that it was of the utmost importance to expediently ensure that executive personnel was retained and motivated. The Committee received advice from an independent compensation consultant, and thereafter offered optionees the opportunity to cancel the options granted 1997, 1998 and 1999 against (i) a grant by the Company to the optionee of a number of restricted stock units relating to the Company's shares ("RSUs") representing 30 percent of the number of options cancelled, and (ii) a commitment by the Company to grant to the optionee, under the terms and conditions of the Stock Incentive Plan, a number of Stock options, corresponding to 20 percent of the number of options cancelled, which will be issued on June 18, 2001, with an exercise date of June 18, 2002. The exercise price will be equal to the market price on June 18, 2001.

The RSU's will vest after three years and are conditional upon the optionee not having given notice of termination of employment prior to such date. The RSU's are otherwise subject to the same terms and conditions applicable under the Stock Incentive Plan as the cancelled options.

The Chairman, Mr. Gunnar Bark, was eligible to participate in the offer with 100,000 options that had been granted to him during his service as Chairman and Chief Executive Officer.

CHIEF EXECUTIVE OFFICER
The compensation for 2000 of the Company's Chief Executive Officer, Mr. Lars Westerberg, was determined based on information on competitive compensation levels received from an independent compensation consultant.

For 2000, the Committee approved a stock option grant of 30,000 shares of common stock of the Company to Mr. Westerberg, a cash compensation at an annual rate of SEK 4,650,000 (USD 509,868), and an annual performance bonus of SEK 1,600,000 (USD 175,438).

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION
Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based" (as defined in the Code). It is the Committee's general policy to avoid the loss of tax deductibility whenever compliance with Section 162(m) would be consistent with the Company's incentive compensation objectives.

Consequently, the employee incentive compensation programs in which the Company's most highly compensated officers participate have been structured to comply with the Code's definition of performance-based compensation. To qualify as performance-based under the Code, compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

Notwithstanding its general policy, however, the Committee retains the discretion to authorize incentive payments that may not be deductible if it believes that doing so would be in the best interest of the Company and its stockholders.

S. Jay Stewart, Chairman
Per-Olof Aronson
Roger W. Stone
Per Welin

STOCK PERFORMANCE GRAPH (1) (2)
The following graph compares the cumulative stockholder returns on the Company's common stock with Standard & Poors 500 Index and Standard & Poor's Automobiles Index.

1) Public trading of the Company stock began on May 1, 1997 on the New York Stock Exchange and on May 2, 1997 on the Stockholm Stock Exchange in the form of Swedish Depositary Receipts. Consequently, the period covered on the graph is limited to the Company's returns from May 1, 1997 through December 31, 2000.

2) Dividends at a rate of $1.54 per share of common stock were paid during the period and are included in the cumulative return on the Company's common stock.

SUMMARY COMPENSATION TABLE (USD) (1)

Annual Compensation Long-Term All Other (2) Compensation Compensation

Name and Principal Fiscal Year Salary Bonus Other Securities Restricted
Function Annual Underlying Stock
Compen- Options Units (4)
sation

Gunnar Bark (3) 2000 337,653 0 0 23,900 30,000 326,206
Chairman 1999 501,307 0 0 22,550 359,083
1998 733,845 0 0 100,000 374,260

Lars Westerberg (3) 2000 509,868 137,001 0 30,000 13,500
Cheif Executive 1999 486,824 0 15,000
Officer

Hans Biörk 2000 271,262 65,760 0 7,570
Chief Financial 1999 289,680 24,140 7000
Officer

Benoit Marsaud 2000 204,311 120,474 0 6,900 5,046
Vice President 1999 227,221 124,035 0 5,920
Manufacturing, 1998 229,241 136,839 0 4,000
President Autoliv,
France

Hans-Göran Persson 2000 172,621 43,840 0 5,450 2,235
Vice President 1999 181,050 0 0 2,000
Purchasing 0

(1) The amounts contained in the table below were paid either in Swedish Krona or French Francs.
All amounts have been converted to dollars using the following exchange rates:
2000 - 1 USD = 9.124 SEK, 1 USD = 7.097 FRF;
1999 - 1 USD = 8.2850 SEK, 1 USD = 6.1614 FRF;
1998 - 1 USD = 7.949 SEK, 1 USD = 5.889 FRF;
(2) The amounts consist of pension contribution from Autoliv AB.
(3) Mr Westerberg succeeded Mr Bark as CEO on February 1, 1999.
(4) The Restricted Stock Units were granted on December 15, 2000, and represent thirty percent (30%) of the number of options which were cancelled. The Restricted Stock Units are subject to the terms and conditions of the Stock Incentive Plan and generally vest after three years from the grant date.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants (1) (2) Expiration Potential Realizable Value
Number of % of Total Exercise Date at assumed Annual Rates
Name and Securities Options or Base of Stock Price Appreciation
Principal Underlying Granted Price for Option Term (3)
Function Options to Employees (per share) 5% 10%
Granted in Fiscal year

Gunnar Bark 23,900 6.18 $29.37 Dec 7, -09 442,224 1,116,089
Chairman

Lars Westerberg 30,000 7.76 $ 29.37 Dec 7, -09 555,093 1,400,949
Chief Executive
Officer

Hans Biörck 7,570 1.96 $29.37 Dec 7, -09 140,045 353,506
Chief Financial
Officer

Benoit Marsaud 6,900 1.79 $29.37 Dec 7, -09 127,650 322,218
Vice President
Manufacturing

Hans-Göran Persson 5,450 1.41 $29.37 Dec 7, -09 100,825 254,505
Vice President

(1) The options granted became exercisable in December 2000.

(2) For 2000 , all executive officers of the Company as a group received 112,890 options, and all employees of the Company (other than executive officers) as a group received 274,000 options.

(3) The amounts shown in these two columns represent potential realizable values using the converted options and exercise prices. The assumed rates of stock price appreciation are set by SEC rules and are not intended to forecast the future appreciation of the Company's common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES*

Name Number Of Securities Underlying Value Of Unexercised In-The-Money
Unexercised Options At Fiscal Year-End Options At Fiscal Year-End ($)
Excercisable/Unexercisable Exercisable/Unexercisable

Gunnar Bark 46,450/0 0/0
Chairman
Lars Westerberg 0/0 0/0
Chief Executive Officer
Hans Biorck 14,570/0 0/0
Chief Financial Officer
Benoit Marsaud 0/0 0/0
Vice President Manufacturing
Hans-Göran Persson 0/0 0/0
Vice President Purchasing

*None of the Named Executive Officers exercised any options in 2000.

CHANGE OF CONTROL SEVERANCE AGREEMENTS
Messrs. Westerberg, Biorck and Persson named in the Summary Compensation Table have change of control severance agreements with the Company ("agreements") which were originally effective until December 31, 2000 and are automatically extended annually for additional one-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executive's employment. Such termination in connection with a change in control of the Company (as defined in the agreements) will entitle an executive to benefits under the agreements. In the event that during the two-year period following a change of control, the executive terminates the executive's employment for Good Reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to between two and a half and three times the sum of (i) such executive's then current annual salary, (ii) the average of the bonuses received for the two most recent fiscal years and (iii) the taxable value of the benefit of a company car.

PENSION PLANS
The Company has paid pension benefit premiums for Messrs. Westerberg, Biorck and Persson in accordance with customary Swedish practice. Normal retirement age is 65 years. Mr. Westerberg has an agreement allowing retirement at the age of 60 with complementary pension benefits after the age of 65. Pursuant to such agreement, the Company pays insurance premiums to ensure the pension benefits of Mr. Westerberg for the period from the date of his retirement until the normal retirement age of 65 and thereafter for complementary pension benefits.

Senior Executive Officers of the Company have the right to retire at the age of 62 with pension benefits amounting to 60 percent of the base salary at retirement. This benefit will start to accrue at the age of 50.

TABLE TEN-YEAR OPTION REPRICINGS
Name Grant Numbers of Market Exercise Number of Number of New Length of Number of
Date 1 Securities Price of Price at Time Options Options Exercise Original Option Restricted
Underlying Stock at of Repricing Cancelled Repriced price 2 Term Remaining Stock Units
Option Time of or (#) (#) ($) at Date of Granted 3
Repriced or Repricing or Amendment Repricing or (#)
Amended Amendment ($) Amendment (#) ($)

G .Bark June 18, 100,000 15 32,05 50,000 20,000 July 1, 08 30,000
2001

L. Westerberg June 18, 15,000 15 40,62 7,500 3,000 Feb 1, 09 4,500
2001

L. Westerberg June 18, 30,000 15 29,37 15,000 6,000 Dec 7, 09 9,000
2001

B. Marsaud June 18, 4,000 15 31,07 2,000 800 Feb 4, 08 1,200
2001

B. Marsaud June 18, 5,920 15 35,99 2,960 1,184 Dec 7, 08 1,776
2001

B. Marsaud June 18, 6,900 15 29,37 3,450 1,380 Dec 7, 09 2,070
2001

H-G. Persson June 18, 2,000 15 30,23 1,000 400 July 1, 09 600
2001

H-G. Persson June 18, 5,450 15 29,37 2,725 1,090 Dec 7, 09 1,635
2001

1) The options were cancelled on December 15, 2000, pursuant to the actions taken at the meeting of the Compensation Committee of the Board of Directors on December 6, 2000. Replacement options representing 20% of the number of options cancelled will be granted on June 18, 2001.
2) The exercise price of the option will be based on the Fair Market Value of the shares of common stock on June 18, 2001.
3) The Restricted Stock Units were granted on December 15, 2000, and represent thirty percent (30%) of the number of options which were cancelled. The Restricted Stock Units are subject to the terms and conditions of the Stock Incentive Plan and generally vest after three years from the grant date.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's securities on Form 3 and transactions in the Company's securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company's executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2000, the Section 16(a) filing requirements were complied with by all incumbent executive officers, directors and director nominees during the year.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Upon recommendation by the Audit Committee, the Board has appointed Ernst & Young AB as the independent auditing firm for the Company's fiscal year ending December 31, 2001. The Company has been advised that Ernst & Young AB has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

In accordance with a resolution of the Board, this selection is being presented to the stockholders for ratification at the 2001 Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company's certificate of incorporation or by-laws, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board will consider that fact when it appoints independent auditors for the next year.

Ernst & Young AB has been the independent auditing firm for the Company since May 1997. Ernst & Young AB has been the independent auditors for Autoliv AB since 1984. Audit services provided to the Company by Ernst & Young AB during 2000 consisted of the examination of the financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon.

AUDIT FEES
The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year 2000 was $1.7 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
The aggregate fees billed for the non-audit, financial information systems design and implementation services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, rendered by Ernst & Young AB during the fiscal year ended December 31, 2000 was $0.

ALL OTHER FEES
The aggregate fees billed for services rendered by Ernst & Young AB, other than the services discussed in the preceding two paragraphs, for the fiscal year ended December 31, 2000, was $0.6 million.

The Audit Committee has considered the services discussed in the preceding two paragraphs and provided to the Company by Ernst & Young AB and determined that the provision of these services is compatible with maintaining the independence of Ernst & Young AB.

Representatives of Ernst & Young AB will not be present at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AB AS THE COMPANY'S INDEPENDENT AUDITORS.

3. DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS
Management does not now intend to bring before the 2001 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the stockholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment.

For business to be properly brought before an annual stockholders meeting by a stockholder, timely advance written notice thereof must be received by the Secretary of the Company at its principal executive offices in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. No such notices were received for the 2001 Annual Meeting. For the Company's 2002 Annual Stockholders Meeting any such notices must be received by the Company not later than February 23, 2002 and not earlier than January 24, 2002.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
Stockholder proposals intended for inclusion in the proxy statement for the 2002 Annual Stockholders Meeting must be received by the Secretary of the Company at its principal executive offices no later than November 5, 2001.

By Order of the Board

March 5, 2001

Jorgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary
Stockholm, Sweden

APPENDIX A

AUTOLIV INC.
AUDIT COMMITTEE CHARTER

I. STATEMENT OF POLICY
The Audit Committee will provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit services function, the annual independent audit of the Company's financial statements, and the compliance by the Company with legal and regulatory requirements. In so doing it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal audit service providers and management of the Company.

II. ORGANIZATION
A. CHARTER
At least annually, the charter will be reviewed and reassessed by the Committee and any proposed changes will be submitted to the Board of Directors for approval.

B. MEMBERS
The members of the Committee shall be appointed by the Board of Directors and shall be comprised of at least three Directors, who meet the independence and experience requirements of the New York Stock Exchange.

C. OFFICERS
The Board of Directors shall designate a Chairperson and a non-voting Secretary of the Committee.

D. MEETINGS
In order to discharge its responsibilities, the Committee shall at the beginning of each year establish a schedule of meetings; additional meetings may be scheduled as required.

E. AGENDA, MINUTES AND REPORTS
An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. The Secretary (or his/her designee) shall prepare minutes for all meetings of the Committee to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be periodically distributed to the full Board of Directors. The Committee shall make regular reports to the Board.

F. ACCESS TO RECORDS, CONSULTANTS AND OTHERS
In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to retain outside legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company, the Company's outside counsel, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall also insure that sufficient opportunity exists for its members to meet with the independent auditors without members of management present and with members of management without the independent auditors present.

III. RESPONSIBILITIES AND PROCESSES
While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with the laws and regulations and the company's Standards of Business Conduct.
The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders.
The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, to recommend to the Board that the independent auditors be replaced. The Committee shall receive periodic reports from the independent auditor as required by the Independence Standard Board regarding the auditor's independence, discuss such reports with the auditor, and if so determine by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor. Annually, the Committee will review the performance, and recommend to the Board the selection, of the Company's independent auditors, which selection may be subject to shareholders' approval, as determined by the Board.
o The Committee shall discuss with the internal audit service providers and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing. Also, the Committee will discuss with management, the internal audit service providers and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the company's system to monitor and manage business risk and legal compliance programs.
o The Committee shall approve the fees paid to the independent auditors and if the internal audit services are outsourced, the Committee shall also approve the fees paid to the internal audit service providers.
o Prior to the release of quarterly earnings, available Committee members shall review and discuss the quarterly financial statements with management and the independent auditors and will discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. A quorum of Committee members shall not be required to conduct these reviews.
o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal controls. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards including matters required to be discussed by Statement on Auditing Standards NO. 61. Based upon such review and discussion, the Audit Committee shall make a determination whether to recommend to the Board that the audited financial statements be included in the Company's 10-K.
o The Committee shall review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.
o The Committee shall prepare the report required by the Securities and Exchange Commission's rules to be included in the Company's annual proxy statement.
o The Committee shall annually review a summary of the Company's dealings with Directors and firms that employ Directors.
o The Committee shall periodically meet with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company.
o The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.